EXHIBIT 99.1

For Immediate Release

Contact:                                        Willing L. Biddle, President or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Fourth Quarter
and Fiscal 2012 Operating Results

Greenwich, Connecticut, December 13, 2012 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today announced its fourth quarter and full year financial results for the fiscal year ended October 31, 2012.  The company also announced an increase in the quarterly dividend rate on its Class A Common stock.

Diluted funds from operations ("FFO") for the quarter ended October 31, 2012 amounted to $5,945,000 or $0.19 per Common share and $0.20 per Class A Common share compared with $7,846,000 or $0.25 per Common share and $0.28 per Class A Common share in last year's fourth quarter. For the year ended October 31, 2012, diluted FFO amounted to $30,627,000 or $0.98 per Common Share and $1.08 per Class A Common share compared with $34,453,000 or $1.12 per Common Share and $1.23 per Class A Common share in fiscal 2011. The FFO amounts above included several significant one time items in fiscal 2012 and fiscal 2011.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table on page 6 which explains the effect of these one time items on the company's FFO per share.

Net income applicable to Common and Class A Common stockholders for the quarter ended October 31, 2012 amounted to $1,579,000 or $0.05 per diluted Common share and $0.05 per diluted Class A Common share compared with $3,785,000 or $0.12 per diluted Common share and $0.14 per diluted Class A Common share in last year's fourth quarter.  For the year ended October 31, 2012 net income applicable to Common and Class A Common stockholders was $12,966,000 or $0.41 per diluted Common share and $0.46 per diluted Class A Common share compared to $18,549,000 or $0.60 per diluted Common share and $0.66 per diluted Class A Common share in fiscal 2011.

The per share amounts for both FFO and net income in fiscal 2012 include the effect of the company issuing 2.5 million Class A Common shares in a follow-on public offering on October 5, 2012.  In addition, the amounts for both FFO and net income in fiscal 2012 are reduced by preferred stock redemption charges of $2.0 million which will be nonrecurring.  FFO and net income applicable to Class A Common and Common stockholders for the fiscal year ended October 31, 2011 included lease termination income in the amount of $2.99 million relating to a lease termination settlement with a grocery store tenant that vacated its space in the company's Meriden property prior to expiration of its lease.

Base rental income and net operating income (exclusive of bad debt expense and straight line rent) from properties owned in the fiscal year ended October 31, 2012, when compared to the same properties owned in fiscal 2011 increased by $501,000 and $411,000, respectively.  This resulted from normal base rent increases for in-place leases at our existing properties and from net increases caused primarily by new leases entered into at three properties offset by vacancies primarily at two properties.  For the fiscal year ended October 31, 2012, base rental income and net operating income for properties acquired in fiscal 2011 and fiscal 2012 increased by $3,146,000 and $2,705,000, respectively, when compared with these same properties from the prior year.  At October 31, 2012 the percentage of the gross leasable area of the company's core properties that was leased amounted to 89.2%, a decrease of 1.2% from October 31, 2011.  A portion of the decrease in the leased percentage resulted when 89,000 sf of low rent per square foot warehouse space formerly leased by a retail tenant at our Yorktown, N.Y. property became vacant this quarter.  In addition, our leased percentage continues to be negatively affected by five properties which are under re-development.  For informational purposes, excluding these re-development properties from our leased percentage calculation results in an occupancy rate of 93.9% for the remaining 45 core properties.  The re-development at these five properties ranges from building re-configurations to accommodate tenants to rebuilding facades and reconfiguring portions of the properties to make the properties more marketable to new tenants.  The company has three equity investments in unconsolidated joint ventures (437,000 square feet); at October 31, 2012 those properties were approximately 96.4% leased.

Commenting on the quarter's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, "In fiscal 2012 the company completed two successful public stock offerings.  In early October the company sold 2.5 million shares of Class A Common stock at a net price of $19.16 per share, close to an all time high, which raised net proceeds of $48 million for the company.  In late October the company sold 5.175 million shares of a new series of perpetual preferred stock with a 7.125% coupon rate, raising an additional $125 million in net proceeds for the company.  The 7.125% coupon on the new preferred stock series was the lowest perpetual preferred stock coupon rate in the company's history.  The company used $18.2 million of the proceeds to retire a portion of its Series C preferred stock bearing an 8.5% coupon rate.  Shortly following the end of the fiscal year, an additional $62 million was utilized to redeem all of the Series E preferred stock, also bearing a coupon rate of 8.5%.  Following the planned redemption of the remaining Series C stock in May 2013, the company should realize annual savings of $1.375 million in preferred stock dividend payments beginning in June 2013.  Both offerings were extremely well received by the investment community and demand for the preferred stock offering significantly exceeded supply.  In the fourth quarter the company completed a refinancing of its expiring unsecured credit line for an additional five years.  We increased the commitment under the line from $50 million to $80 million and included two new banks in the syndicate, Bank of Montreal and Regions Bank, who joined incumbent banks, Bank of New York Mellon and Wells Fargo Bank N.A.  We look forward to continuing to work with our incumbent lenders and look forward to building long term relationships with the new members of our bank group."

Mr. Biddle continued, "The company's number one focus remains leasing the vacant space in our portfolio.  Overall, we feel good about the direction of our leasing at most of our properties, although we do have five properties where the leasing environment coming out of the recession has been more challenging.  For these properties, we believe we have an effective strategy in place to improve each property's position in its local marketplace and as a result we expect to be successful in leasing the vacant space at three of those properties in fiscal 2013.  We are currently exploring a zoning change at the fourth property which, if granted, may significantly improve our ability to re-develop that center.  In addition, we are currently seeking zoning approval to construct and operate a self storage facility in the newly vacant 89,000 sf warehouse space at our Yorktown, N.Y. property that we expect will generate higher income than the former warehouse use.  In 2012, we closed two property acquisitions in our core marketplace and as always, we are actively in the market to purchase additional shopping centers.  We are encouraged to see an uptick in our recurring FFO and our overall operating results this quarter as some of the leasing we completed in late 2011 and 2012 began to come on line.  In addition, our results were bolstered by the earnings from two acquisitions completed in 2012. After adjusting for the $3 million lease termination income from fiscal 2011, our operating results, same store base rental revenue, and same store net operating income are up moderately for fiscal 2012 when compared with the prior year.  Looking ahead, we will continue to focus on improving and re-developing our existing portfolio to strengthen it for the long term."

UBP Announces an Increase in Dividends to its Shareholders for the Nineteenth Consecutive Year

At their regular December meeting, the company's Directors approved an increase in the quarterly dividend rate on shares of the company's Class A Common Stock.  The quarterly dividend rate declared for Class A Common stock was increased to $0.25 per share, which represents an annualized increase of $0.01 per share for the Class A Common shares.  In consideration of the company's charter requirement that the Class A Common dividend rate be at least 10% higher than the Common dividend rate, the Board of Directors declared a quarterly dividend for the Common shares of $0.225 per share, unchanged from the prior year.  The $0.01 increase on the Class A Common Stock dividend represents the nineteenth consecutive year that the company has increased total dividends to its shareholders.  The Class A Common and Common dividends are payable January 18, 2013 to stockholders of record on January 4, 2013.

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 54 properties containing approximately 4.9 million square feet of space.  Listed on the New York Stock Exchange since 1969, it provides investors with a means of participating in ownership of income-producing properties. It has paid 172 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 19 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the company.  The company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The company defines FFO as net income computed in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with U.S. GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.  This quarter, the company also has presented an alternative table of reconciliation between Net Income Available to Common and Class A Common Stockholders to FFO, removing the effects of preferred stock redemption costs from the fiscal 2012 results and the one time significant lease termination income in the fiscal 2011 results relating to a tenant that left one of the company's shopping centers.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
 (Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Fiscal Year and Fourth quarter 2012 results
 (in thousands, except per share data)

	Fiscal Year Ended		Three Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)	(Unaudited)
Revenues
Base rents	$68,443	$64,249	$17,458	$16,149
Recoveries from tenants	20,603	21,552	5,244	5,510
Lease termination income	89	3,196	2	65
Other income	2,160	2,014	355	447
Total Revenues	91,295	91,011	23,059	22,171

Expenses
Property operating	14,203	14,750	3,406	3,768
Property taxes	15,114	14,522	3,885	3,669
Depreciation and amortization	16,721	15,292	4,213	3,906
General and administrative	7,545	7,521	1,890	1,942
Acquisition costs	296	89	-	23
Directors' fees and expenses	262	261	61	57
Total Operating Expenses	54,141	52,435	13,455	13,365

Operating Income	37,154	38,576	9,604	8,806

Non-Operating Income (Expense):
Interest expense	(9,148)	(7,865)	(2,511)	(2,012)
Equity in net income (loss) from unconsolidated joint ventures	(138)	393	(95)	127
Other expense	-	(6)	-	-
Interest, dividends and other investment income	892	851	219	215

Net Income	28,760	31,949	7,217	7,136

Noncontrolling interests:
Net income attributable to noncontrolling interests	(500)	(306)	(164)	(77)
Net income attributable to Urstadt Biddle Properties Inc.	28,260	31,643	7,053	7,059
Preferred stock dividends	(13,267)	(13,094)	(3,447)	(3,274)
Redemption of preferred stock	(2,027)	-	(2,027)	-

Net Income Applicable to Common and Class A Common Stockholders	$12,966	$18,549	$1,579	$3,785

Diluted Earnings Per Share:
Common	$0.41	$0.60	$0.05	$0.12
Class A Common	$0.46	$0.66	$0.05	$0.14

Weighted Average Number of Diluted Shares Outstanding:
Common and Common Equivalent	8,204	7,961	8,320	8,030
Class A Common and Class A Common Equivalent	20,964	20,704	21,554	20,729

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Fiscal Year and Fourth quarter Ended 2012 Results
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2012	2011	2012	2011
Net Income Applicable to Common and Class A Common Stockholders	$12,966	$18,549	$1,579	$3,785

Real property depreciation	13,277	12,258	3,436	3,105
Amortization of tenant improvements and allowances	2,906	2,450	645	639
Amortization of deferred leasing costs	479	541	116	150
Depreciation and amortization on unconsolidated joint ventures	911	655	169	167
Loss on sale of property	88	-	-	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$30,627	$34,453	$5,945	$7,846

Funds from Operations (Diluted) Per Share:
Common	$0.98	$1.12	$0.19	$.25
Class A Common	$1.08	$1.23	$0.20	$.28

The following table reconciles the company's net income available to Common and Class A Common Stockholder to Funds From Operations after removing the fiscal 2012 preferred stock redemption costs and the fiscal 2011 one time lease termination income.

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2012	2011	2012	2011
Net Income Applicable to Common and Class A Common Stockholders	$12,966	$18,549	$1,579	$3,785
Add: Redemption of preferred stock charges	2,027	-	2,027	-
Less: One time lease termination income	-	(2,988)	-	-
Net Income Applicable to Common and Class A Common Stockholders	14,993	15,561	3,606	3,785

Real property depreciation	13,277	12,258	3,436	3,105
Amortization of tenant improvements and allowances	2,906	2,450	645	639
Amortization of deferred leasing costs	479	541	116	150
Depreciation and amortization on unconsolidated joint ventures	911	655	169	167
Loss on sale of property	88	-	-	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$32,654	$31,465	$7,972	$7,846

Funds from Operations (Diluted) Per Share:
Common	$1.04	$1.02	$0.25	$.25
Class A Common	$1.15	$1.13	$0.27	$.28

Balance Sheet Highlights
(in thousands)
	October 31,	October 31,
	2012	2011
	(Unaudited)
Assets
Cash and Cash Equivalents	$78,092	$4,529

Real Estate investments before accumulated depreciation	$660,375	$631,167

Investments in and advances to unconsolidated joint ventures	$26,708	$26,384

Total Assets	$724,243	$576,264

Liabilities
Revolving credit lines	$11,600	$41,850

Mortgage notes payable and other loans	$143,236	$118,135

Total Liabilities	$228,304	$175,019

Redeemable Preferred Stock	$21,510	$96,203

Redeemable Noncontrolling Interests	$11,421	$2,824

Total Stockholders' Equity	$463,008	$302,218